PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (this "Agreement") is made this Second day of July, 2020, by and between BLUE DIAMOND OIL CORPORATION, a Nevada corporation, and BLUE DIAMOND ESTATES, LLC. ("Seller") and AMERITRUST CORPORATION, a Michigan corporation, ("Buyer"). The Seller and Buyer collectively shall be referred to herein as the "Parties". The "Effective Date" of this Agreement shall be the date of the last signature to this Agreement.

Recitals

A. Copies of any notices shall be sent to:

SELLER:

Blue Diamond Oil Corporation.
C/o Gary Sprouse – President
Blue Diamond Estates, LLC.
c/o Gary Sprouse - Managing Member
P.O. Box 150432
Ely, Nevada 89315
(775) 296-2205
gfs@bdonv.com

Kenna Almberg, Broker
Desert Mountain Realty
1060 E. Aultman Street
Ely, Nevada 89301
(775) 289-3038
kenna@desertmountianrealty.com

Larry Larson, Esq.
Larson Associates
6303 Wilshire Blvd. Suite 201
Los Angeles, CA 90048
(323) 782 1144
Larry@Larsonmgmt.com

BUYER:

Ameritrust Corporation
Seong Yeol Lee, President
66 Glenbrook Road, Suite T327
Stamford, Connecticut 06902
(475) 217– 6124
ylee37@hotmail.com

Travis W. Gerber, Esq.
491 4th Street
Elko, Nevada 89801
(775) 738-9258
twg@gerberlegal.com

Joe Dahl, Real Estate Agent
Don Bowman, LLC
2040 Reno Highway
Fallon, Nevada 89406
(775) 427-6287
jdahl@cccomm.net

B. Property Sold: Of the property that Seller owns, approximately 6,028.66 acres of real property located in White Pine county and Nye County, State of Nevada, commonly known as the Blue Diamond Ranch ("The Ranch") and all assets, appurtenant and related to the Ranch identified as follows:

1. Only real property described in Exhibit A attached hereto. Excluding livestock brands owned by Seller. Seller agrees that Buyer may lease the livestock brands at no cost, through June 1, 2021.

2. Together with all of the Livestock described in Exhibit B attached hereto, and on the Ranch at escrow closing (the "Livestock"). The Purchase Price shall be adjusted, increased or decreased, in accordance with the final Livestock numbers on the Ranch at the escrow closing in accordance with the Livestock Prices listed in Exhibit B attached hereto. Seller shall be entitled to sell and retain the proceeds of the entire 2020 calf crop and lamb crop sales, which are sold and removed from the Ranch prior to the escrow closing date of December 1, 2020.

3. Together with up to $500,000.00 worth of Equipment described in Exhibit C attached hereto (the "Equipment").

4. Together with all grazing allotments, rights and permits, active, inactive and suspended AUM's, including but not limited to those Forest Service and BLM grazing permits set forth in Exhibit D attached hereto;

5. Together with all water, water rights, dams, ditches, canals, pipelines, headgates, diversions, reservoirs, springs, wells, pumps, pivot sprinkler and underground infrastructure, pumping stations, rights of way, easements and all other means of the diversion or use of water appurtenant to the Ranch or any part thereof, or now or hereafter used or enjoyed in connection therewith, for irrigation, stock watering, domestic or any other use, or drainage of all or any part of the Ranch, including vested water rights, permitted water rights, decreed water rights and certificated water rights arising under the laws of the State of Nevada together with all certificates of appropriation, applications, proofs, permits and maps relating to such water and water rights which are appurtenant to the Ranch, or any part thereof, or used or enjoyed in connection therewith, including but not limited to those water rights listed in Exhibit E attached hereto;

6. Together with all rights, privileges and easements appurtenant of Seller to and for the benefit of the Property, including, without limitation, all gravel and rights, water, water

rights and water stock relating to the Ranch and any other easements, access rights, rights-of-way or appurtenances relating to or used in connection with the ownership of the Ranch, all buildings, fences, gates, improvements, fixtures, timber, leases, rents, and profits; and

7. Fifty percent (50%) of all minerals and oil and gas on or under approximately 4,000 deeded acres of the Ranch currently owned by Seller. Seller shall retain ownership of the balance of fifty percent (50%) of all minerals and oil and gas on or under the Ranch currently owned by Seller.

8. The Use of the name Blue Diamond Ranch, that is not trademarked protected by Seller.

All of the above shall be referred hereinafter in this Agreement as the "Property."

In the event that the above legal description is incomplete or contains errors or omissions, the legal description shall be amended in this Agreement and in escrow instructions to conform to the legal description as described in the Preliminary Title Policy submitted by Stewart Title Company to Buyer.

The Parties Agree As Follows:

1. **Purchase and Sale**. Seller hereby agrees to sell, and Buyer hereby agrees to buy, the Property on the terms and Conditions set forth in this Agreement, subject to the contingencies set forth in the Agreement.

2. **Purchase Price** shall be **FIFTEEN MILLION EIGHTY TWO THOUSAND SIX HUNDRED EIGHTY DOLLARS ($15,082,680.00) (THE "PURCHASE PRICE")** to be paid as follows: $100,000.00 in cash shall be deposited by Buyer into escrow within three (3) business days of execution of the Agreement, plus an additional $400,000 in cash shall be deposited by Buyer into escrow if Buyer has not terminated this Agreement within two (2) days after the thirty (30) day Due Diligence Period expires (the "Earnest Money"). If the Buyer fails to timely deposit any of the Earnest Money to escrow holder, Seller can elect to terminate this Agreement with written notice to Buyer and escrow holder. The balance of the Purchase Price shall be paid by Buyer to escrow holder one (1) day prior to the escrow closing for the sale of the Property, which is on December 1, 2020 (the "Closing"). In the event that the purchase and sale of the Property is closed in accordance with the terms hereof, all of the Earnest Money shall be credited and applied against the Purchase Price at Closing.

3. **Release of Earnest Money** - After the Due Diligence Period has expired, as further outlined in paragraph 6 herein, *all of the Earnest Money in the total amount of FIVE HUNDRED THOUSAND DOLLARS ($500,000) shall be released from Escrow to Seller without the written consent of Buyer.*

4. ***Escrow and Closing.*** *Immediately upon execution of this Agreement, the parties shall open an escrow* with Stewart Title Company, Avenue F, Ely, Nevada 89301, attention Tracy Robison (the "Escrow Holder") for the purpose of Closing. Closing shall and must occur on December 1, 2020 ("Closing Date") unless the parties agree otherwise in writing.

5. **Seller's Documents.** Not later than ten Business Days after the Effective Date of this Agreement, Seller shall provide to Buyer copies of all documents in Seller's possessions or control relating to the Property, including, without limitation, any environmental studies, environmental inspection reports, information and documents relation to past uses of the Property, leases, permits, licenses, water rights certificates, orders, letters, and other documents relating to the zoning, grazing, irrigation, domestic water and permitted uses of the Property and Livestock.

6. **Buyer's Due Diligence Period.** Buyer shall have a due diligence period beginning on the Effective Date and ending thirty (30) days from the Effective Date (the "Due Diligence Period") to perform all due diligence on the Property Buyer deems in its sole discretion as necessary or advisable. On or before thirty (30) days from the Effective Date, Buyer shall have the right, in Buyer's sole discretion and for any reason, to terminate this Agreement in writing and receive a refund of the initial Earnest money. If Buyer does not terminate this Agreement on or before thirty (30) days from the Effective Date, and if Buyer fails to timely Close the escrow on December 1, 2020 for any reason whatsoever, other than Seller's default, then all of the Earnest Money released by the Escrow Holder to the Buyer in the total amount of $500,000 shall become nonrefundable and shall be considered by the Parties as liquidated damages as the sole remedy for Buyer's failure to close the escrow on December 1, 2020.

7. **Right to Enter for Inspection**. During the Due Diligence period, Buyer then may order and pay for a Phase I environment assessment for the Property. At any time during the Due Diligence Period, Buyer through its employees, representatives and agents, may, with reasonable prior notice to Seller, enter upon the Property for the purpose of making such Phase I and other inspections, investigations and documentation as Buyer deems appropriate relating to any aspect of the Property and any improvements on the Property, including to conduct physical and environmental inspections and assessments. All such inspections shall be at Buyer's risk and

expense. Buyer will indemnify and hold Seller harmless from any liability resulting from any action of Buyers, its agents, employees and representatives in connection with such inspections and will repair any damage to the Property caused thereby. Such inspections shall be conducted at reasonable times and so as not to unreasonably interfere with the Seller's use and enjoyment of the Property. If any problems are discovered by Buyer in such inspections and/or assessments, Buyer may, in its sole discretion at any time prior to the end of the Due Diligence Period, opt to (a) terminate this Agreement in writing, in which event Buyer shall receive a refund of the Earnest Money, less one-half (1/2) of the escrow termination charges with Escrow Holder, if any.

If the Buyer discovers any environmental problems, title problems, or any issues or problems of any kind on the Property or related to the Property, during the Due Diligence Period, and does not terminate this Agreement with written notice to Seller and Escrow during the Due Diligence Period, Buyer shall purchase the Property at Closing in its "as is" condition.

8. **Deed; Title.** Upon execution of this Agreement, Seller shall cause the Escrow Holder to issue a preliminary title report (the "Title Report") together with legible copies of all exceptions listed therein.

Buyer shall notify Seller and Escrow Holder in writing on or before the last day of the Due Diligence Period whether Buyer approves or disapproves the Title Report. If Buyer fails to approve or disapprove the Title Report within the Due Diligence Period, the Title Report shall be deemed approved by Buyer. In the event Buyer disapproves the Title Report, this Agreement shall automatically be terminated and Buyer shall receive a refund of his Ernest Money, except for fifty percent (50%) of escrow termination fees, if any.

If the Title Report is approved, Seller shall thereafter not cause, permit or suffer any matter to be recorded with respect to the Property during the term of this Agreement.

9. **Grazing Permits**. Certain portions of the Property serves as "base property" for certain Forest Service and BLM grazing permits, including, but not limited to those set forth on Exhibit D attached hereto. Buyer shall have the right during the Due Diligence Period to confirm to Buyer's satisfaction that Seller's permits are in good standing with the Forest Service and Bureau of Land Management, and Seller will take all necessary or desirable steps to assist in the transfer of the permits to Buyer at Closing.

10. **Title Insurance**. At Closing, Seller shall provide Buyer with an owner's ALTA standard policy of title insurance in the value allocated by the Parties to the real property insured under the title policy, insuring that fee simple title to the Property is vested in Buyer upon Closing, subject only to the non-delinquent real property taxes and standard printed exceptions.

11. **Pro-rations and Closing Costs**. Real property taxes and insurance on the Property shall be prorated as of the Closing Date based upon the latest available tax and insurance bills. At Closing, real property transfer tax, title insurance, and other closing costs shall be paid equally by Seller and Buyer, except as may be otherwise provided herein. Buyer shall have the right to obtain and purchase its own insurance for the Property and not assume Seller's insurance, in which case there will be no pro-rated insurance premiums at Closing.

12. **Allocation of Purchase Price**. The Purchase Price shall be allocated between real property, livestock and equipment based on the schedules of values attached hereto as Exhibit F, which allocation of Purchase Price shall be prorated and proportionate in relation to the values assigned to the respective parcels and assets of real property, Equipment, Livestock, and other Property by the Seller in the sale materials provided to Buyer, which are incorporated herein by reference.

13. **Seller's Representations**. Seller represents and warrants to Buyer that: a. Seller has full power and authority to enter into this Agreement, and to sell the Property in accordance with this Agreement. b. No one other than Seller and his employees will be in possession of any portion of the Property at Closing, except as otherwise approved in writing by Buyer, with the exception of: 1) the Grazing Sub-Lease Agreement between Seller, as Lessee/Lessor, and Southern Nevada Water Authority, as Sub-Lessee, dated November 4, 2019. c. There is no lawsuit, action, arbitration, legal, administrative or other proceeding or inquiry pending or, to Seller's actual knowledge, threatened against the Property, any portion thereof or interest therein, or against Seller, that could affect Seller's title to the Property, could affect the value of the Property, or could subject an owner of the Property to liability. d. There is no intended public improvement that will result in the creation of a lien upon the Property, any portion thereof or interest therein. e. There is no uncured notice that has been served upon Seller from any governmental agency notifying Seller of any violation of law, ordinance, rule or regulation that would affect the Property, any portion thereof or interest therein. f. There is no actual or impending mechanic's or materialman's lien against the Property, any portion thereof or interest therein. g. Seller has not received any notice, and Seller is not aware of other information giving Seller reason to believe, that any conditions existing on the Property, in the ground or

surface waters associated with the Property or on any real property near the Property that may subject the owner of the Property to potential liabilities under environmental laws. h. There is no lease, license, permit, option, right of first refusal or other agreements, written or oral, that affects the Property or any portion thereof, except those Lease described in Paragraph b above, and 1) the Grazing Lease Agreement between Seller, as Lessee, and the Nevada Department of Wildlife, as Lessor, dated February 15, 2018, and 2) the Grazing Sublease Agreement between Seller, as Lessee/Lessor, and Southern Nevada Water Authority, as Sub-Lessee, dated November 4, 2019 (hereinafter together referred to as the "Existing Leases"). With respect to the Grazing Lease Agreement between Seller, as Lessee, and the Nevada Department of Wildlife, as Lessor, dated February 15, 2018, Seller shall request written consent of the Lessor to assign said Lease to Buyer, and request written consent from the Lessor to sublease to Southern Nevada Water Authority on the same terms as the Existing Leases within 45 days of execution of this Agreement. i. To Seller's actual knowledge, (i) there is no Hazardous Substance on, below or affecting the Property, (ii) no Hazardous Substance has been released, emitted, manufactured, stored or discharged on or below the surface of the Property or from the Property that constitutes a violation of any law, ordinance, rule or regulation of any governmental entity having jurisdiction thereof, or that subjects or may subject Buyer to liability to third parties, and (iii) no underground storage tanks are located on the Property, including, without limitation, any storage tanks that contain, or previously contained, any Hazardous Substances, and Seller agrees not to cause or permit any underground storage tanks to be installed on the Property before Closing. As used in this Agreement, "Hazardous Substances" means any and all petroleum-based products, radon, asbestos, PCBs, and all substances, wastes and materials that are defined as hazardous in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Hazardous Materials Transportation Act and all other applicable laws. j. Neither the signing of this Agreement nor the sale of the Property will constitute a breach or default under any agreement binding on Seller or applicable to the Property. k. Except for the Grazing Leases identified on Exhibit D, and those Leases described in paragraph h above, there are no lease agreements, maintenance contracts, service agreements, or other contracts of any nature that pertain to, cover, or affect the Property or any part of it that would survive Closing. Each of the Seller's representations and warranties is material and is relied upon by Buyer and shall survive Closing. Should any of the above representations or warranties cease to be true at any time during the Due Diligence Period, Seller shall, as soon as reasonably practical, so advise Buyer in writing, and Buyer may elect to terminate this Agreement and receive a refund of the Earnest Money, or Buyer may elect to purchase the Property subject to such issue.

14. **Buyer's Representations.** Buyer represents and warrants to Seller that: a. Buyer has full power and authority, and has taken all action required, to enter into this Agreement, and to purchase the Property in accordance with this Agreement. b. The persons executing this Agreement and instruments related hereto have the legal power and actual authority to bind Buyer to the terms and conditions of this Agreement. c. There is no suit, action, arbitration, legal, administrative or other proceeding or inquiry pending or, to Buyer's actual knowledge, threatened against Buyer that could affect Buyer's ability to purchase the Property. Buyer also represents and warrants to Seller that Buyer has the cash or ability to obtain a loan to pay for the full purchase price at Closing. d. Except for (i) the representations and warranties of Seller contained in Section 13 of this Agreement, (ii) exceptions in the Title Report approved by Buyer, and (iii) conditions that may be revealed by a Phase 1 or Phase 2, Buyer represents that Buyer shall purchase the Property in the "as is" condition existing at the time of this Agreement and that Seller has no obligation to cure any of Buyer's objections based on the Title Report or Buyer's inspections , as previously referenced herein.

15. **Remedies Upon Default.** If Closing fails to timely close escrow on December 1, 2020 for any reason whatsoever, other than Seller's default, Seller shall be entitled as its sole remedy to receive and retain the entire Earnest Money, and the parties agree that the Earnest Money constitutes adequate liquidated damages for Buyer's failure to close the escrow. If Closing fails by reason of a default by Seller, Buyer shall have the right to pursue any remedy available to it at law or in equity, including, without limitation, specific performance of this Agreement.

16. **Governing law**. The validity, effect, interpretation and performance of this Agreement shall be governed, construed and enforced in accordance with the laws of Nevada.

17. **Risk of Loss**. Seller shall bear the risk of loss or damage to the Property prior to Closing by any cause whatsoever, including, without limitation, by fire. Upon any material change to the Property, loss or damage to the Property prior to Closing, Buyer may either (a) terminate this Agreement and receive a refund of the Earnest Money, or (b) accept the Property in its "as is" condition. In the event of condemnation of the Property or any interest therein, Seller shall promptly notify Buyer and Buyer may either (x) terminate this Agreement and receive a refund of the Earnest Money, or (y) accept the Property and receive an assignment of any and all condemnation proceeds.

18. **Notices.** All notices pertaining to this Agreement shall be in writing delivered to the Parties hereto by hand, email, courier service or registered mail, or by certified mail, return receipt requested, postage prepaid, at the addresses set forth in Recital A. All notices shall be deemed given when deposited in the mail addressed to the party to be notified, or in the case of email shall be deemed given when received (provided that if not received on a Business Day then deemed given on the first Business Day following receipt), or if delivered by hand, courier service shall be deemed given when delivered.

19. **Legal Costs**. If any legal action is brought by either party to enforce any provision of this Agreement, the prevailing party shall be entitled to recover from the other party reasonable attorney fees (including, without limitation, any attorney fees in any appeal or review) and costs, in such amounts as shall be awarded by a court (or arbitrator if the Parties mutually agree to arbitration).

20. **Brokers' Commission.** Seller represents and warrants to Buyer that Seller has only used Kenna Almberg of Desert Mountain Realty as a real estate broker in connection with this transaction. Buyer represents to Seller that Buyer's real estate agent in this transaction is Joe Dahl, real estate agent of broker, Don Bowman LLC. Seller agrees that it will be solely responsible for payment of sales commissions to Desert Mountain Realty in the amount of 3% of the Purchase Price, and to Don Bowman, LLC, in the amount of 1% of the Purchase Price payable by the Seller from Seller's proceeds of sale at Closing. If Buyer terminates this Agreement, as provided herein, and Seller retains the Ernest Deposit, Brokers' involved would be paid a commission under terms above based on the amount of Ernest Money received by Seller.

21. **Third Party Reports.** Buyer shall deliver a copy of all third party reports obtained by Buyer, including but not limited to appraisals of personal and real property, and Phase 1 and other environmental reports, to Seller prior to the Closing Date at no cost to Seller.

22. **Time of the Essence**. Time is of the essence of this Agreement.

23. **Successors and Assigns**. This Agreement shall not be assigned by Seller without Buyers' prior written consent, which may be granted or withheld in Buyers' sole discretion. Buyer may not assign this Agreement to any party agreeing to assume the terms hereof. This Agreement shall be binding upon and benefit not only the parties, but also their personal representatives permitted assigns, and other successors in interest.

24. **Additional Documents.** Seller and Buyer agree to execute such additional documents, including escrow instructions, as the Escrow Holder may request or as may be reasonable and necessary to carry out the provisions of this Agreement.

25. **Entire Agreement**. This Agreement constitutes the entire agreement between Buyer and Seller pertaining to the subject matter contained herein, and supersedes all prior and contemporaneous agreements, representations, and understandings. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both Parties.

26. **Severability; Waiver**. In the event any provision or portion of this Agreement is determined to be invalid or unenforceable, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected or invalidated thereby. No waiver of any provision of this Agreement shall be deemed a waiver of any other provision, nor constitute a continuing waiver. No waiver shall be binding unless made in writing by the party making the waiver.

27. **No Merger.** The obligations contained in this Agreement, except for those specifically discharged in escrow, shall not merge with transfer of title but shall remain in effect until fulfilled.

28. **Confidentiality**. The parties hereto agree that the terms of this Agreement, including, without limitation, the Purchase Price, shall remain confidential, and that copies of this Agreement, as well as documents provided by the parties pursuant to this Agreement, shall not be provided to anyone other than the parties or their respective attorneys, accountants, employees or representatives without the consent of the Parties hereto.

29. **Termination of Agreement**. If this Agreement is terminated pursuant to the terms of this Agreement, this Agreement will thereafter be null and void and neither party will have any obligation to the other, except as otherwise specifically provided herein.

30. **Counterparts; Signatures.** This Agreement may be executed in multiple counterparts, each of which shall be deemed an original for all purposes and all of which when taken together shall constitute a single counterpart instrument. Executed signature pages to any counterpart instrument may be detached and affixed to a single counterpart, which single counterpart with multiple executed signature pages affixed

thereto constitutes the original counterpart instrument. Facsimile signatures shall be deemed as valid as the originals.

31. This Purchase and Sale Agreement shall expire if not accepted and signed by all parties on or before 5 p.m. on July 6, 2020.

IN WITNESS WHEREOF,
Seller and Buyer have executed this Agreement as of the dates specified below.

SELLER: [redacted]

By: GARY SPROUSE, as President of BLUE DIAMOND OIL CORP.

[redacted]

By: GARY SPROUSE, as Managing Partner, for BLUE DIAMOND ESTATES, LLC.

Date: 7/2/2020

BUYER:

[redacted]

By: SEONG LEE, President of AMERITRUST CORPORATION

Date: July 2, 2020

EXHIBIT A

Blue Diamond Ranch Ranch Headquarters						
Apn	Twnshp	Range	Section	Legal Description	Acres	Appraised value
010-830-22	16N	63E	35	Main office/Shop	4.16	
010-830-23	16N	63E	35	Employee housing	13.07	
					17.23	$841,000.00
012-751-19	15N	63E	1	Ranch Yard	**10.37**	$190,000.00

Blue Diamond Ranch Duck Water Farm						
Apn	Twnshp	Range	Section	Legal Description	Acres	Appraised value
011-581-02	11N	56E	3	reservoir	193.55	
011-591-02	11N	56E	2	houses & out bldgs	210.84	
011-611-04	12N	56E	34		180.00	
011-731-01	12N	56E	34&35		114.42	
					698.81	$1,545,000.00

Total Irrigated Acres = 217.36

Blue Diamond Ranch Copper Flat						
Apn	Twnshp	Range	Section	Legal Description	Acres	Appraised value
009-450-01	16N	62E	5		40.14	
009-360-02	17N	62E	30	Lambing barn & well	40.00	
					80.14	$102,000.00

Exhibit A

Blue Diamond Ranch

Deeded Land inside Forest

Apn	Twnshp	Rng	Section	Legal Description	Acres	$per/ac	Amount
010-550-01	16N	64E	1	SE1/4NW1/4	40.00	1,000.00	$ 40,000.00
010-550-02	16N	64E	1	NW1/4SW1/4	40.00	1,000.00	40,000.00
010-550-03	16N	64E	12	NE1/4NE1/4	40.00	1,000.00	40,000.00
010-550-04	16N	64E	12	NE1/4SE1/4	40.00	1,000.00	40,000.00
010-550-05	16N	64E	13	SW1/4SW1/4	40.00	1,000.00	40,000.00
010-560-03	16N	65E	7	NW1/4NW1/4 OR LOT 1	39.09	1,000.00	39,090.00
010-560-05	16N	65E	7	NW1/4SW1/4 (LOT3)	39.19	1,000.00	39,190.00
010-560-07	16N	65E	9	SW1/4SW1/4	40.00	1,000.00	40,000.00
010-560-09	16N	65E	30	SE1/4SE1/4	40.00	1,000.00	40,000.00
010-560-10.	16N	65E	30	W1/2W1/2 (LOTS 1,2,3.4)	158.46	1,000.00	158,460.00
010-560-10.	16N	65E	31	W1/2W1/2 (LOTS 1,2,3.4), NE1/4NW1/4, NW1/4NE1/4	239.27	1,000.00	239,270.00
010-560-11	16N	65E	31	SW1/4SE1/4	40.00	1,000.00	40,000.00
010-560-20	16N	65E	30	SE1/4NE1/4	40.00	1,000.00	40,000.00
010-560-20	16N	65E	29	SW1/4NW1/4, N1/2SW1/4	120.00	1,000.00	120,000.00
010-560-22	16N	65E	17	NE1/4NE1/4, Split of parcel 010-560-15	40.00	1,000.00	40,000.00
010-560-23	16N	65E	17	NW1/4NE1/4	40.00	1,000.00	40,000.00
010-560-24	16N	65E	20	NW1/4NW1/4	40.00	1,000.00	40,000.00
010-560-25	16N	65E	19	N1/2NE1/4	80.00	1,000.00	80,000.00
010-560-26	16N	65E	18	E1/2SE1/4	80.00	1,000.00	80,000.00
010-300-17	17N	64E	35	NE1/4NE1/4	40.00	1,000.00	40,000.00
010-300-19	17N	64E	36	NE1/4SW1/4	40.00	1,000.00	40,000.00
					1,316.01		**$ 1,316,010.00**
Subdivided Lots							
010-810-24	16N	65E	7	Parcl map 306935, Elk Springs	7.00	7,000.00	49,000.00
					7.00		**49,000.00**
Totals					**1,323.01**		**$ 1,365,010.00**

Exhibit A
Blue Diamond Ranch
Deeded Land inside BLM Allotments

Apn	Twnshp	Rng	Section	Legal	Acres	$per/ac	Amount
012-550-02	11N	63E	3	SE1/4 SE1/4	40.00	$ 500.00	$ 20,000.00
012-550-03	11N	63E	10	SW1/4NE1/4, E1/2NW1/4	120.00	500.00	60,000.00
012-550-05	11N	63E	16	NE1/4SE1/4	40.00	500.00	20,000.00
012-550-06	11N	63E	17	N1/2SW1/4	80.00	500.00	40,000.00
012-550-07	11N	63E	20	NE1/4NE1/4	40.00	500.00	20,000.00
012-550-08	11N	63E	15	S1/2SE1/4	80.00	500.00	40,000.00
012-550-08	11N	63E	22	NE1/4NE1/4	40.00	500.00	20,000.00
012-550-08	11N	63E	23	N1/2NW1/4	80.00	500.00	40,000.00
012-550-09	11N	63E	20	NE1/4SE1/4	40.00	500.00	20,000.00
012-550-09	11N	63E	21	N1/2S1/2	160.00	500.00	80,000.00
012-550-09	11N	63E	22	N1/2SW1/4	80.00	500.00	40,000.00
012-550-10	11N	63E	2	SE1/4NW1/4	40.00	500.00	20,000.00
012-550-11	11N	63E	2	SW1/4NE1/4	40.00	500.00	20,000.00
012-440-01	12N	63E	1	S1/2NW1/4,E1/2SW1/4	160.00	500.00	80,000.00
012-440-01	12N	63E	2	SE1/4NE1/4	40.00	500.00	20,000.00
012-440-02	12N	63E	2	SW/14SE1/4	40.00	500.00	20,000.00
012-440-02	12N	63E	11	NW1/4NE1/4	40.00	500.00	20,000.00
012-440-03	12N	63E	21	NW1/4NE1/4	40.00	500.00	20,000.00
012-440-05	12N	63E	28	W1/2NE1/4	80.00	500.00	40,000.00
012-440-06	12N	63E	28	SE1/4NW1/4	40.00	500.00	20,000.00
012-250-02	13N	63E	5	NW1/4NW1/4 (Lot 4)	40.34	500.00	20,170.00
012-250-03	13N	63E	8	NE1/4SW1/4, S1/2NE1/4	120.00	500.00	60,000.00
012-250-03	13N	63E	8	E1/2NW1/4SW1/4,NE1/4SW1/4	80.00	500.00	40,000.00
012-250-03	13N	63E	9	W1/2NW1/4	80.00	500.00	40,000.00
012-250-04	13N	63E	14	SW1/4SE1/4, SE1/4SW1/4	80.00	500.00	40,000.00
012-250-05	13N	63E	26	NW1/4NE1/4	40.00	500.00	20,000.00
012-250-06	13N	63E	34	NW1/4NW1/4	40.00	500.00	20,000.00
012-250-07	13N	63E	34	SE1/4SW1/4	40.00	500.00	20,000.00
012-250-08	13N	63E	35	NE1/4SW1/4	40.00	500.00	20,000.00
011-170-02	14N	62E	2	SE1/4SE1/4	40.00	500.00	20,000.00
011-170-03	14N	62E	14	NW1/4NE1/4	40.00	500.00	20,000.00
012-100-01	14N	63E	6	NE1/4SW1/4	40.00	500.00	20,000.00
012-100-02	14N	63E	7	SE1/4SE1/4	40.00	500.00	20,000.00
012-100-02	14N	63E	8	W1/2SW1/4	80.00	500.00	40,000.00
012-100-02	14N	63E	17	W1/2NW1/4	80.00	500.00	40,000.00
012-100-02	14N	63E	18	NE1/4NE1/4	40.00	500.00	20,000.00
012-100-03	14N	63E	18	SW1/4NE1/4	40.00	500.00	20,000.00
012-100-04	14N	63E	18	NE1/4SW1/4	40.00	500.00	20,000.00
012-100-05	14N	63E	18	NE1/4SE1/4	40.00	500.00	20,000.00
012-100-07	14N	63E	16	E1/2	320.00	500.00	160,000.00
012-100-11	14N	63E	29	W1/2SW1/4, W1/2NW1/4	160.00	500.00	80,000.00
012-100-15	14N	63E	26	SE1/4SE1/4	40.00	500.00	20,000.00
012-100-16	14N	63E	20	SW1/4NE1/4	40.00	500.00	20,000.00
012-100-17	14N	63E	20	NE1/4SE1/4, W1/2SE1/4	120.00	500.00	60,000.00
012-100-17	14N	63E	20	NW1/4NE1/4, E1/2W1/2	120.00	500.00	60,000.00
012-100-17	14N	63E	20	SW1/4NW1/4, W1/2SW1/4	120.00	500.00	60,000.00
012-100-17	14N	63E	29	N1/2NW1/4	80.00	500.00	40,000.00
012-110-03	14N	63E	14	Portion of gov. 10&12Lots	18.84	500.00	9,420.00
012-110-05	14N	63E	14	Gov lots 11&13, split of 012-110-02	40.87	500.00	20,435.00
012-110-29	14N	63E	13	SE1/4SW1'4, split from 12-100-08	40.88	500.00	20,440.00
011-090-02	15N	62E	1	NW1/4NE1/4 (Lot 2)	38.17	500.00	19,085.00
011-090-03	15N	62E	10	SE1/4NE1/4	40.00	500.00	20,000.00
011-090-04	15N	62E	10	NW1/4SE1/4	40.00	500.00	20,000.00
011-090-06	15N	62E	15	NE1/4SW1/4	40.00	500.00	20,000.00
011-090-09	15N	62E	24	SW1/4SW1/4	40.00	500.00	20,000.00
011-090-10	15N	62E	25	NW1/4SE1/4, SW1/4NE1/4	80.00	500.00	40,000.00
011-090-11	15N	62E	36	E1/2E1/2	160.00	500.00	80,000.00
					3,899.10	**$ 500.00**	**$ 1,949,550.00**

BLUE DIAMOND RANCH

EXHIBIT B

LIVESTOCK

Per Price List Provided to Buyer attached as Exhibit F.

Bulls	40	@ $3,500
Cows	1000	@ $1,550
Ewes	3,500	@ $300
Rams	185	@ $600
Broke geldings	8	@ $2,000
Stallions	2	@ $2,500
Brood mares	20	@ $1,500

Numbers to be verified by count by both parties at closing, and the Parties agree to adjust the Purchase Price for the difference in the numbers of Livestock at Closing by the value of each animal assigned herein this Exhibit B.

Exhibit C

Blue Diamond Ranch Division
Equipment

Description	Vin Numbers	Amount
Farm Equipment		**Carter Ag**
Hesston Baler, 3 String	H52671	$ 14,000
Hesston Baler, 2 String 4570		5,900
New Holland Bale Wagon 1095	590511	38,000
Caterpiller Hay Sqeeze, V160 - 3208 Cat Diesel, Full Cab	68Y00898	18,000
Vermeer Twin Rake, R2300 VE 1916	IVR3201B281001468	4,500
Knight 5143 Grinder Feed box Mixture	AGT00454	12,500
Hesston Model 8500 Windrower		17,000
Hesston Model 8500 Windrower	00488	17,000
Hesston Twin Hay Rake (New)		6,600
Cargo Spirit covered cargo Trailer		1,000
John Deer Disc 21299		6,500
Big Tex 20' dual axle bumper pull trailer		500
Howard 18' Rotary Tiller		6,000
New Holland Tractor w/cab and Duel Tires Front & Back, (270HP)		48,000
John Deere 4630 Tractor diesel w/cab (150HP) new engine	SN007364R	18,900
John Deere 2930 Tractor diesel w/cab w/loader & grapple		8,500
John Deere 4430 Tractor diesel w/cab (125HP)	3052/JD21245	10,900
Caterpillar Backhoe 318		8,500
	Subtotal	**242,300**
Trucks		
2013 Freightliner, 18 Wheeler	3AKJGLDR5DSFA7700	50,000
2020 Dodge Ram Commins Diesel 2500 - New	3C6UR5HL3LB162683	51,000
2019 Dodge Ram Commins Diesel 2500- New	3C6UR5HL1KG640856	51,000
2014 Dodge Commins Diesel 2500 4dr 4x4 loaded, Quad Cab	3C6UR5HLEG131148	-
2014 Dodge Commins Diesel 2500 4dr 4x4 loaded, Quad Cab	3C6UR5HLEG131149	-
2015 Dodge Ram Echo Diesel 1500 4dr loaded, Quad Cab	1C6RR7LM3F9572124	-
2016 Dodge Commins Deisel 2500 (Duckwater Farm)		-
2017 Dodge Commins Deisel 2500 (Cattle division)		-
1989 International 18 wheeler Truck tractor, 400 commins diesel		6,000
1988 International 18 Wheeler Truck Tractor, 330 Comins diesel		4,000
GMC Boom Truck, dual wheels		1,200
1999 Freightliner Water Truck w/2000 gallon tank	1FV3HFAA3XHA49230	6,500
1999 Ford Diesel Water Truck L9000, 2500 gal. tank	1FTXR82A9LVA05522	13,331
2017 Peterbuilt Water Truck, 2500 gallon tank		20,000
2017 Ford Water Truck, 2000 Gallon Tank		15,000
	Subtotal	**218,031**
Trailers		
Aluminum Wilson Cattle Trailer Double Decker 45'	1W1UVSWB3PC515236	12,500
1994 Aluminum Merrett Cattle Trailer Double Decker 45'	1MT2N4724RH008889	18,000
2006, Wilson 45' Flat Bed Aluminum excellent condition (Like new)	4WWGGB6B36N610113	10,650
2004 Big Tex 102"X25' Gooseneck 2 axle Dual Weels 28'	16NX162141C35322	3,900

2000 PJTM 102"X28' 2 AXLE, DUAL WHEELS	4PSGF2829Y1037108	3,000
1996 20' Hillsboro livestock trailer, goose neck	1TH2A2EK7R1013376	2,500
2009 Titan 24' livestock Trailer, goose neck	4TGG242049105293 3	-
2017 Covered livestock Trailer (Carter Ag)		10,374
2007 Witzco RG 50, low boy trailer Goose Neck		25,000
2019 Travel Trailer		3,500
2000 Stock Trailer		983
2017 Atv Tlrs 2		10,347
2018 Hotshot Gooseneck cattle Trailer		9,185
Covered Trailer 18', tool trailer Dble axel		8,500
Subtotal		**50,550**
	Subtotal	**50,550**
Cattle, Equipment		
Stewart cabin		15,000
Portable Powder River Corral Panels & Chutes		7,772
Powder River Portable Automatic Sqeeze Chute		6,557
Preg Test Gate		500
Loading Ramp 14'		2,537
Stock Tanks		4,199
	Subtotal	**36,564**
Headquaters Shop		
Power Washer		2,186
Fuel Tanks		103,750
Fuel Pumps etc card system		7,835
Tire Changer, balancer		2,045
Welders		4,968
Generator		115,816
	Subtotal	**115,816**
Sheep Equipment		
2001 Prowler Camper 35'		3,500
Sheep camps, portabe corrals, etc		5,200
Lambing Nursing Equipment		2,184
Aluminum 2000 Gal. water tank		2,000
Stock Tanks		2,299
Subtotal	**Subtotal**	**15,183**
Utility Vehicles		
2020 Polaris 0883 4 wheeler		6,585
2019 Polaris ATV		5,076
2019 Polaris Model A19SEA57B5, 4 Wheeler	4XASEA573KA608833	6,000
2019 Polaris Model A19SEA57B5, 4 Wheeler		6,000
2017 2 Polaris Atvs		10,000
Kubota, diesel RTV 900, Utility 4X4 dump bed	KRTV900A51046762	1,500
	Subtotal	**$ 35,161**
	Total	**713,605**
	Total Cost	**1,113,812**

Exhibit D

Blue Diamond Ranch

White Pine, Nye and Lincoln Counties, Nevada

Grazing Permits

	Permit	Cattle Aums	Sheep Aums	Acres
Grazing Permits Administered by the BLM and U.S. Forest Service				
Forest, Ward Mountain, Sheep Headmonths		-	2,147	40,315
		-	-	-
Forest, Success Mountain, Sheep Headmonths		-	5,661	40,610
		-	7,808	80,925
Animal Unit Month Cow Equivelent			1,562	
		-	-	-
Chimney Rock, season of Use 5/1 - 11/1	00914	508	722	27,313
		-	-	-
Coal Valley Lake, season of use 11/1 - 4/10	10108	-	395	16,212
		-	-	-
Copper Flat, season of use 6/10 - 11/1	00427	1,248	1,785	47,573
		-	-	-
Duckwater, season of use 11/1 - 4/1	0701	-	2,110	161,243
		-	-	-
Dark Peak, Andrea Cox, season of use 4/1 - 11/1	0827	763	1,065	21,817
		-	-	-
Fox Mountain East, season of use 11/1 - 4/10	11001	210	2,781	46,681
		-	-	-
Fox Mountain West, season of use 11/1 - 4/10	11001	402	2,186	33,961
		-	-	-
Giroux Wash, season of use 2/28 - 3/31	0826	2,214	3,107	65,601
		-	-	-
Lake Area, season of use, 5/1 - 11/1	0910	1,234	1,743	31,017
		-	-	-
Little White Rock, season of use 5/1 - 11/1	00913	375	527	15,265
		-	-	-
Narrows, season of use 12/1 - 2/28	11002	-	535	5,810
		-	-	-
		-	-	-
Preston/Lund Trial	0822	-	731	6,807
		-	-	-
		-	-	-
Timber Mountain, season of use 11/1 - 4/10	01004	212	2,155	54,888
		-	-	-
West Schell Bench	0433	-	1,388	42,538
		-	-	-
White River Trail	11005	-	663	8,394
		7,166	21,893	585,120
<u>White Rock</u>	00902			
North Horse Camp, season of Use 3/1/ - 2/28	00902	659	-	2,852
Cabin Seeding, season of Use, 3/1 - 2/28	00902	90	-	859
South Steptoe Pasture, season of use 2/28 - 3/1	00902	846	-	3,506
Williams Creek Native	00902	633	-	18,737
		2,228		25,954
Wilson Creek Deadman	01201	314	1,473	63,857
Totals		9,708	23,366	771,121

<u>Footnote</u>

Cattle AUM = Forage for one cow & calf for one month

Sheep AUM = Forage for five sheep & 5 to 10 lambs for one month

Exhibit E

Blue Diamond Oil Corp
Nevada
Water Rights

Application	Certificate	File Date	App. Status	Source	QQ	QQ	Sec	Tsp	Rge	Div. Rate	Use	Irrigated Acres	Duty Balance	Owner of Record	County	Note
Duckwater	Duck Creek	2/19/1905	Decreed	Stream						3.575 CFS	IRR	760	2,588.19	Blue Diamond Oil Corp	Nye	Pivots
												760.0	2,588.19			

	App	Cert	File Date	Status	Source	QQ	QQ	Sec	Twn	Rge	CFS	USE	Acre.ft	Units	Owner of Record	Location	Name
1	76556	20699	12/24/2007	certificated	SPR	NW	SW	1	16N	64E	0.0022	STK	1.61	AFA	BLUE DIAMOND OIL CORP.	Allotment	Spring
2	76559	20700	12/24/2007	certificated	SPR	NE	NE	23	16N	64E	0.0116	STK	1.17	AFA	BLUE DIAMOND OIL CORP.	Allotment	Mosier Spr
3	76578	20703	12/24/2007	certificated	SPR		LT10	31	17N	65E	0.0116	STK	1.17	AFA	BLUE DIAMOND OIL CORP.	Allotment	Spring
4	76562	20701	12/24/2007	certificated	SPR	NE	SW	6	16N	65E	0.0116	STK	1.17	AFA	BLUE DIAMOND OIL CORP.	Allotment	Spring
5	76563	20702	12/24/2007	certificated	SPR	NE	SE	7	16N	65E	0.0116	STK	1.17	AFA	BLUE DIAMOND OIL CORP.	Allotment	French Lake
6	76564	19300	12/24/2007	certificated	SPR	SW	SE	7	16N	65E	0.0135	STK	1.36	AFA	BLUE DIAMOND OIL CORP.	Deeded	Elk Spring
7	76566	19301	12/24/2007	certificated	SPR	NE	NE	17	16N	65E	0.0135	STK	1.36	AFA	BLUE DIAMOND OIL CORP.	Deeded	Spring
8	76567	19302	12/24/2007	certificated	SPR	SE	SW	17	16N	65E	0.0116	STK	1.17	AFA	BLUE DIAMOND OIL CORP.	Allotment	Spring
9	76568	19303	12/24/2007	certificated	SPR	SW	NE	18	16N	65E	0.0135	STK	1.36	AFA	BLUE DIAMOND OIL CORP.	Allotment	Spring
10	76569	19304	12/24/2007	certificated	SPR	NW	SE	18	16N	65E	0.0135	STK	1.36	AFA	BLUE DIAMOND OIL CORP.	Allotment	Spring
11	76570	19305	12/24/2007	certificated	SPR	SW	SE	18	16N	65E	0.0135	STK	1.36	AFA	BLUE DIAMOND OIL CORP.	Deeded	Spring
12	76573	19306	12/24/2007	certificated	SPR	NW	SE	19	16N	65E	0.0116	STK	1.17	AFA	BLUE DIAMOND OIL CORP.	Allotment	Spring
13	76574	19307	12/24/2007	certificated	SPR		LT1	30	16N	65E	0.0135	STK	1.36	AFA	BLUE DIAMOND OIL CORP.	Deeded	Grasshopper Spr
14	76575	19308	12/24/2007	certificated	SPR	SE	SE	30	16N	65E	0.0135	STK	1.36	AFA	BLUE DIAMOND OIL CORP.	Allotment	Allotment
15	76577	19309	12/24/2007	certificated	SPR	SW	SE	31	16N	65E	0.0135	STK	1.36	AFA	BLUE DIAMOND OIL CORP.	Allotment	Spring
16	76578	20703	12/24/2007	certificated	SPR		LT10	31	17N	65E	0.0116	STK	1.17	AFA	BLUE DIAMOND OIL CORP.	Allotment	Spring
17	83020	20412	12/24/2007	certificated	Well	NW	SW	22	13N	64E	0.0156	STK	11.20	AFA	ADAMS MCGILL COMPANY	Allotment	Horse Camp Well
18	V09820		8/17/2009	VST	SPR	NW	NW	1	16N	64E	0.0116064	SPR		AFA	BLUE DIAMOND OIL CORP	Allotment	
19	V01880		8/25/2009	VST	SPR	NW	NW	1	16N	64E	0.0116064	STK	1.17	AFA	BLUE DIAMOND OIL CORP	Allotment	Spring
20	V01416		4/18/1925	VST	SPR	SE	NW	2	11N	63E	0.25	STK	61.25	AFA	ADAMS MCGILL COMPANY	Deeded	Bullwack Spr
21	V01486		8/30/1915	VST	SPR	NE	SE	30	11N	63E	0.1	STK	36.27	AFA	ADAMS MCGILL COMPANY	Allotment	School House Spr
22	V01878		12/8/1916	VST	SPR	NE	SE	20	11N	63E	0.25	STK	61.25	AFA	ADAMS MCGILL COMPANY	Deeded	Basque Spr
23	V01881		4/18/1925	VST	STR	SW	SE	15	11N	63E	0.25	STK	61.25	AFA	ADAMS MCGILL COMPANY	Deeded	Silver Spring
24	V01882		4/18/1925	VST	SPR	SE	SE	3	11N	63E	0.25	STK	61.25	AFA	ADAMS MCGILL COMPANY	Deeded	So. Bullwack
25	V01883		4/18/1925	VST	SPR	NE	NW	10	11N	63E	0.25	STK	61.25	AFA	ADAMS MCGILL COMPANY	Deeded	Chimney Rock Spr
26	V01415		4/18/1925	VST	SPR	SE	SW	10	11N	63E	0.05	STK	18.14	AFA	ADAMS MCGILL COMPANY	Deeded	Water Tank Spr
27	6662		9/10/1915	VST	SPR	NW	SW	17	11N	63E	0.125	STK	90.47	AFS	ADAMS MCGILL COMPANY	Deeded	Barrel Spring
28	V01790	859	4/5/1922	CER	SPR	NW	SE	21	12N	63E	0.01	STK	7.24	AFA	ADAMS-MCGILL COMPANY	Allotment	4th Sawmill Spr
29	V01792		4/5/1922	VST	SPR	SW	NE	28	12N	63E	0.1	STK	36.27	AFS	ADAMS MCGILL COMPANY	Deeded	1st Sawmill Spr
30	V01879		4/14/1922	VST	SPR	NW	SE	28	12N	63E	0.1	STK	36.27	AFS	ADAMS MCGILL COMPANY	Deeded	2nd Sawmill Spr
31	V01892		4/18/1925	VST	SPR	SE	NW	35	12N	63E	0.25	STK	61.25	AFS	ADAMS MCGILL COMPANY	Deeded	Jones Spr
32	V01896		4/18/1925	VST	SPR	NW	NE	11	12N	63E	0.25	STK	61.25	AFS	ADAMS MCGILL COMPANY	Deeded	So. Whire Rock Spr
33	V01791		4/18/1925	VST	STR	SE	NE	2	12N	63E	0.25	STK	61.25	AFS	ADAMS MCGILL COMPANY	Deeded	White Rock Spr
34	V01884		4/5/1922	VST	SPR	SW	SE	16	12N	63E	0.1	STK	8.87	AFS	ADAMS MCGILL COMPANY	Allotment	Lone Pine Spr
35	V01885		4/18/1925	VST	SPR	SW	SE	14	13N	63E	0.25	STK	61.25	AFS	ADAMS MCGILL COMPANY	Deeded	Little White Rock Spr
36	V01886		4/18/1925	VST	SPR	NW	NW	25	13N	63E	0.25	STK	61.25	AFS	ADAMS MCGILL COMPANY	Deeded	Spring
37	V01887		4/18/1925	VST	SPR	NE	NW	11	13N	63E	0.05	STK	18.14	AFS	ADAMS MCGILL COMPANY	Allotment	Spring
38	V01888		4/18/1925	VST	SPR	NE	SW	3	13N	63E	0.05	STK	18.14	AFS	ADAMS MCGILL COMPANY	Allotment	Spring

Blue Diamond Oil Corp
Nevada
Water Rights

	Application	Certificate	File Date	App. Status	Source	QQ	QQ	Sec	Tsp	Rge	Div. Rate	Use	Irrigated Acres	Duty Balance	Owner of Record	County	Note
39	V01890		4/18/1925	VST	SPR	SW	NW	10	13N	63E	0.05	STK	18.14	AFS	ADAMS MCGILL COMPANY	Allotment	Martin Spr
40	V01891		4/18/1925	VST	SPR	SW	SE	10	13N	63E	0.05	STK	18.14	AFS	ADAMS MCGILL COMPANY	Allotment	Spring
41	V01893		4/18/1925	VST	SPR	NW	NW	2	13N	63E	0.025	STK	6.63	AFS	ADAMS MCGILL COMPANY	Allotment	Spring
42	V01894		4/18/1925	VST	SPR	SE	NW	34	13N	63E	0.125	STK	30.63	AFS	ADAMS MCGILL COMPANY	Deeded	Summit
43	V01895		4/18/1925	VST	SPR	NE	SW	35	13N	63E	0.25	STK	61.25	AFS	ADAMS MCGILL COMPANY	Deeded	Spring
44	VO1365		4/18/1925	VST	SPR	NE	NE	35	13N	63E	0.25	STK	61.25	AFS	ADAMS MCGILL COMPANY	Allotment	Quaky Spr
45	V02068		4/9/1915	VST	SPR	NW	NE	14	14N	62E	2	STK	1,447.94	AFA	ADAMS MCGILL COMPANY	Deeded	Mud Springs
46	VO9819		1/15/1927	VST	STR	SE	NW	16	14N	64E	0.05	STK	12.25	AFS	ADAMS MCGILL COMPANY	Allotment	Cattle Camp Wash
47	V02067		8/25/2009	VST	SPR	SE	NE	10	15N	62E	0.0071125	STK	1.74	AFS	BLUE DIAMOND OIL CORP	Deeded	Lion Spring
48	34868		1/15/2027	VST	SPR	SW	SE	25	15N	62E	0.025	STK	6.63	AFS	ADAMS MCGILL COMPANY	Deeded	High Spring
49	V01142	15237	1/13/1978	certificated	SPR	NE	NE	21	15N	63E	0.014	STK	9.85	AFA	S & H RANCHES INC.	Allotment	Lowery Spring
50	8481		11/1/1912	VST	SPR	NW	NE	5	16N	62E	-	STK	18.14	AFS	ADAMS MCGILL COMPANY	Deeded	Lion Sprg
51	8411	2092	3/15/1928	certificated	RES	SW	NW	30	16N	62E	0.05	STK	18.14	AFS	ADAMS MCGILL COMPANY	Allotment	Spring
52	8482	1692	12/26/1927	certificated	UG	NE	NE	30	17N	62E	0.047	STK	19.70	AFA	ADAMS MCGILL COMPANY	Deeded	Copper Flat Well
53	8480	2093	3/15/1928	certificated	RES	SW	SE	13	15N	61E	0.05	STK	22.46	AFS	ADAMS MCGILL COMPANY	Allotment	
54	5977	2091	3/15/1928	certificated	RES	SW	SE	10	14N	61E	0.05	STK	22.46	AFS	ADAMS MCGILL COMPANY	Allotment	Jakes Well
55		680	2/6/1920	certificated	SPR	SW	NW	17	13N	61E	0.02	STK	14.49	AFA	ADAMS MCGILL COMPANY	Allotment	Badger Spring

Blue Diamond Oil Corp, Owner

Adams McGill Company - Predecessor Company

S & H Ranches, Inc. - wholly owned subsidiary

Louisa Irwin - Predecessor

Exhibit F

Blue Diamond Ranch

Price

Original Appraisal $13,600,000, with Subsequent Adjustments as follows:			
Removal of my home, which can still be made avialable at Buyers Option			$ 467,000
Reduced deeded land inside National Forest by 876.01 acres			8,760
Removal of North Steptoe Valley Farm, which was sold because of accessability			530,000
Price reduced			$ 1,005,760
Description			Price
Headquaters			$ 841,000
Ranch Yard			190,000
Duckwater Farm			1,545,000
Copper Flat			102,000
Forest, 1,302.68 acres deeded land, inholding		$ 1,000	1,302,680
BLM, 3,899.10 acres deeded land, inholding			1,950,000
Forest Permits			1,350,000
BLM Permits			4,400,000
Total Ranch Price			$ 11,680,680
Livestock			
Cattle			
Pregnant cows	1,000	$ 1,550	$ 1,550,000
Bulls	40	$ 3,500	$ 140,000
			$ 1,690,000
Sheep			
Ewes	3,500	$ 300	$ 1,050,000
Rams	185	$ 600	$ 111,000
			$ 1,161,000
Horses			
Broke geldings	8	$ 2,000	$ 16,000
Stallions	2	$ 2,500	5,000
Brood mares, estimated	20	$ 1,500	$ 30,000
			$ 51,000
			$ 2,902,000
Sub total livestock			
Equipment Estimated			$ 500,000
Total			$ 15,082,680

<u>Livestock and Equipment Prices will be adjusted to current Market value at time of closing</u>

Oringinal Summary of Appraisal on following Page